Exhibit 10(iii)



                             THIRD AMENDMENT TO THE
                        NORTH VALLEY BANCORP 401(K) PLAN
                        --------------------------------


This Third Amendment (Amendment) to the North Valley Bancorp 401(k) Plan (Plan) is hereby adopted by North Valley Bancorp (Employer).

                                    RECITALS
                                    --------

A.   The Employer adopted the Plan effective January 1, 1984.

B. The Plan was restated in its entirety, effective January 1, 1994, and was subsequently restated in its entirety on February 20, 1997.

C. Effective July 1, 2002, the Plan was amended and restated to include certain changes required by the Uniform Services Employment and Reemployment Rights Act (USERRA), the Uruguay Round Agreement Act of 1994
     (GATT), the Small Business Job Protection Act of 1996 (SBJPA '96), the Taxpayer Relief Act of 1997 (TRA '97), and the Community Renewal Tax Relief Act of 2000.

D. Effective October 12, 2000, the Employer acquired Six Rivers National Bank. All employees who participated in the Six Rivers National Bank Profit Sharing 401(k) Plan (Six Rivers Plan) on the day before the acquisition were eligible to participate in the Plan on the first day of the payroll period following the acquisition date.

E. Effective July 1, 2002, the Plan was amended to allow participants to defer up to fifty percent (50%) of their compensation, to exclude severance pay and taxable fringe benefits from the definition of compensation for only salary deferral contributions, and to provide that salary deferrals can be reinstated on the first day of each month.

F. Effective January 1, 2002, the Plan was amended to reflect certain changes required by the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA).

G. Effective January 1, 2003, the Plan was amended by the former prototype plan sponsor, Diversified Investment Advisors, to adopt the provisions described in Q&A 3 of Final Treasury Regulations section 1.401(a)(9)-1, published on April 17, 2002, regarding the plan document provisions necessary to comply with Internal Revenue Code (Code) section 401(a)(9).

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H.   In August 2004, the Employer amended the Plan to provide for the participation of the employees of Yolo Community Bank (YCB), effective September 1, 2004, as a result of the merger of YCB into the new Yolo Community Bank, a wholly-owned subsidiary of North Valley Bancorp, effective August 31, 2004, to provide for the crediting of prior service with YCB for purposes of eligibility, accrual of benefits and vesting under the Plan and to provide the Employer the opportunity to make "safe harbor" contributions to the Plan for each Plan Year that the Employer so elects and provides the required safe harbor notice under the Code.

I. In September 2004, the Employer amended and restated the Plan to clarify and conform certain provisions to its original intent that was not accurately captured in the August 2004 amendment and restatement.

J. The Employer amended the Plan to reduce the limit for making distributions without participant consent from five thousand dollars ($5,000) to one thousand dollars ($1,000), effective March 28, 2005, and to change the matching contribution rate to fifty percent (50%) on every dollar up to the first six percent (6%) of the employee's compensation, effective July 1, 2005.

K. The Employer amended the Plan to eliminate all forms of distribution from the Plan other than hardship withdrawals, lump sum distributions and eligible rollover distributions.

L. The Employer now wishes to amend the Plan to provide that all contributions will be held in a trust and not under a group annuity contract as a trust equivalent.

                              OPERATIVE PROVISIONS
                              --------------------

In accordance with the foregoing recitals, the Employer hereby amends the Plan effective January 1, 2006:

1.   Plan section 1.04 is amended in its entirety to read as follows:

     1.04. Use Of A Trust Equivalent Or Trust Agreement
           --------------------------------------------

           All contributions and earnings under this Plan shall be held either:

           A. Under a group annuity contract that complies with all of the requirements of Internal Revenue Code section 401(f) so that the Plan does not need to have an associated trust agreement; or

           B.     Under an associated trust agreement.

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                  All references in the Plan to the term "Trust" shall be to the group annuity contract or the trust agreement, whichever is then in effect, as required by the context.

2.   In all other respects, the Plan is hereby ratified, approved and confirmed.

IN WITNESS WHEREOF, the Employer has executed and adopted this Amendment on this 30th day of December, 2005.


                                       EMPLOYER:
                                       ---------

                                       NORTH VALLEY BANCORP


                                       By: /s/ MICHAEL J. CUSHMAN
                                           -------------------------------------
                                           Michael J. Cushman,
                                           President & CEO

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